UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2010 (May 20, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)		15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The stockholders of Allegheny Energy, Inc. (the “Company”) voted on the three proposals listed below at its Annual Meeting of Stockholders held on May 20, 2010. The final voting results for each proposal are set forth below. The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2010.

Proposal 1 — Election of Directors

The stockholders elected the following individuals to serve as the Company’s directors to hold office until its 2011 Annual Meeting of Stockholders and until a successor is duly elected and qualify.

Nominees for Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
H. Furlong Baldwin	127,783,805	3,196,803	381,997	12,208,974
Eleanor Baum	120,821,258	6,616,910	3,924,437	12,208,974
Paul J. Evanson	124,931,796	2,233,561	4,197,248	12,208,974
Cyrus F. Freidheim, Jr.	121,098,140	6,613,932	3,650,533	12,208,974
Julia L. Johnson	120,405,670	6,570,822	4,386,113	12,208,974
Ted J. Kleisner	127,841,253	3,172,129	349,222	12,208,974
Christopher D. Pappas	127,880,159	3,151,479	330,966	12,208,974
Steven H. Rice	128,444,018	2,201,483	717,103	12,208,974
Gunnar E. Sarsten	120,956,747	6,412,075	3,993,782	12,208,974
Michael H. Sutton	115,378,091	10,806,722	5,177,791	12,208,974

Proposal 2 — Ratification of the Appointment of the Company’s Independent Auditor

The stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
142,773,129	553,223	245,226	—

Proposal 3 — Stockholder Proposal

The stockholders did not approve the stockholder proposal recommending that the Board of Directors adopt a policy relating to an independent Board Chairman.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,156,205	80,530,473	675,927	12,208,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: May 24, 2010	By:	/S/ DAVID M. FEINBERG
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary